Exhibit 32.1

CERTIFICATION

In connection with the periodic report of uKarma Corporation (the “Company”) on Form 10-QSB for the quarter ending June 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Bill Glaser, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 20, 2007

/s/ Bill Glaser
Bill Glaser
Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer)